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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 16, 2001 (except with respect to the matter discussed in Note 1, as to which the date is June 19, 2001) (and to all references to our Firm), included in the Annual Report on Form 10-K/A of Primix Solutions Inc. for the year ended December 31, 2000.

                                                     /s/ ARTHUR ANDERSEN LLP
                                                     -------------------------
                                                     Arthur Andersen LLP


Boston, Massachusetts
June 19, 2001